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                                                                      Exhibit 11

                                 Shea & Gardner
                         1800 Massachusetts Avenue, N.W.
                              Washington, DC 20036

                            Telephone: (202) 828-2000
                            Facsimile: (202) 828-2195




                                February 20, 2001



American Odyssey Funds, Inc.
Two Tower Center
East Brunswick, NJ  08816



Ladies and Gentlemen:

         You have requested our opinion regarding certain matters in connection with the issuance of shares of the American Odyssey Long-Term Bond Fund, a series of American Odyssey Funds Inc. ("AOF"), pursuant to a registration statement to be filed by AOF on Form N-14 (the "Registration Statement") under the Securities Act of 1933 (the "1933 Act") in connection with the proposed acquisition by the American Odyssey Long-Term Bond Fund of all of the assets of the American Odyssey Intermediate-Term Bond Fund and the American Odyssey Global High-Yield Bond Fund (the "Combined Funds"), each a series of AOF, and the assumption by the American Odyssey Long-Term Bond Fund of each of the liabilities of the Combined Funds solely in exchange for American Odyssey Long-Term Bond Fund shares. This transfer will be effected under two separate agreements and plans of reorganization.

         In connection with our services as counsel for AOF, we have examined, among other things, originals or copies of such documents, certificates and corporate or other records as we deem necessary or appropriate for purposes of this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us, the conformity to original documents of all documents presented to us as copies thereof and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified. As to various matters of fact material to this opinion, we have relied upon information provided by AOF officers. Based upon this examination, we are of the opinion that the shares to be issued pursuant to the Registration Statement, when issued upon the terms provided in the Registration Statement, subject to compliance with the 1933 Act, the Investment Company Act of 1940, and applicable state law regulating the offer and sale of securities, will be legally issued, fully paid and non-assessable.
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         We consent to your filing a copy of this opinion as an exhibit to the
Registration Statement.


                                        Yours truly,



                                        /s/ Shea & Gardner
                                        Shea & Gardner